EXHIBIT 5.2
                                                                     -----------



                                                            J. D. Humphries, III
                                                                  [770] 850-70I7
                                                           jhumphries@stites.com


July 16, 2002

Williams Scotsman, Inc.
8211 Town Center Drive
Baltimore, Maryland  21236

Re: Registration Statement on Form S-4 - as amended as of June 10, 2002 and July 16, 2002

Gentlemen:

We are special counsel to Space Master International, Inc., a Georgia corporation (the "Guarantor"). Our representation is limited to matters we have been specifically consulted about by the Guarantor. We also act as special counsel to Williams Scotsman, Inc., a Maryland corporation (the "Company") from time to time.

The Company and the Guarantor have requested this opinion as to the Guarantor in connection with the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed by the Company, the subsidiaries of the Company named therein as guarantors (including Guarantor) and with the Securities and Exchange Commission (the "Commission") on April 18, 2002 and amended as of June 10, 2002 and July 16, 2002, under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act.

The Registration Statement relates to the registration under the Act of the Company's $150,000,000 aggregate principal amount of 97/8% Senior Notes due 2007 (the "Exchange Notes") and the guarantees of the Exchange Notes to be executed by the Guarantor (collectively the "Guarantee"), and guarantees by other guarantors of the Exchange Notes. Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

Our opinion is limited to the matters addressed hereinafter and relates solely to the Guarantor and its acts described in the Registration Statement.

We have examined photocopies of the following documents (collectively, the "Documents"):

         (i)      the Registration Statement (including its exhibits);

         (ii) the Indenture, including as exhibits thereto the forms of Exchange Note and the related Guarantees, included as Exhibit 4.1 to the Registration Statement; and

         (iii) the Registration Rights Agreement included as Exhibit 4.2 to the Registration Statement.

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July 16, 2002
Page 2


We have also examined and are familiar with a certified copy of (i) the Articles of Incorporation and the Bylaws of the Guarantor; (ii) resolutions of the board of directors of the Guarantor relating to the authorization, execution and delivery of the Guarantee; and (iii) a Certificate of the Secretary of the Guarantor certifying the officers of Guarantor. We have also examined and relied upon such public records as we deemed necessary or appropriate in rendering this opinion, and upon originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such review, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the qualifications particularly hereinafter set forth, we are of the opinion that:

1. Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Georgia and is in "good standing" under the laws of the State of Georgia.

2. Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under the Documents.

3. The Guarantee to be endorsed on the Exchange Notes by the Guarantor have been authorized by the Guarantor and all necessary action has been undertaken to authorize the Documents and the transactions contemplated thereby.

4. Each of the Documents has been duly and validly authorized, executed and delivered by the Guarantor.

5. The execution and delivery by the Guarantor of each Document to which it is a party and the performance by the Guarantor of its obligations thereunder have been authorized by all necessary corporate action and do not violate or result in a breach of or default under the Guarantor's Articles of Incorporation or its Bylaws or violate the laws of the State of Georgia.

Our opinions are limited by and subject to the following:

         (a) Our opinions are based solely upon the laws of the State of Georgia and the United States of America. We express no opinion concerning the laws of any other jurisdiction. With respect to the documents governed by the law of a jurisdiction other than the State of Georgia, we have assumed that the laws of such other jurisdiction do not differ in any relevant or material way from those of the State of Georgia.

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July 16, 2002
Page 3


         (b) Laws of bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar rights involving creditor's rights generally and general principles of equity.

This opinion has been made solely for your benefit and no other person or entity shall be entitled to rely hereon without our express prior written consent. Notwithstanding, it may be relied upon by Messrs. Paul, Weiss, Rifkind, Wharton & Garrison.



                                   Very truly yours,

                                   STITES & HARBISON, PLLC

                                   /s/ J. D. Humphries, III
                                   --------------------------------------------
                                   J. D. Humphries, III
                                                    President of a Member
                                   For the Firm



JDH/ak

cc:      Space Master International, Inc.
         Attn: John B. Ross, Esq.